UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 8, 2019

OCCIDENTAL PETROLEUM CORPORATION
(Exact Name of Registrant as Specified in Charter)
Occidental Petroleum Corp

Delaware	001-09210	95-4035997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 110
Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 215-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.20 par value	OXY	New York Stock Exchange
New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Term Loan Agreement

On June 3, 2019, Occidental Petroleum Corporation (“Occidental”) entered into an $8.8 billion Term Loan Agreement (the “Term Loan Agreement”) with Citibank, N.A., as administrative agent, and certain financial institutions, as lenders, pursuant to which such lenders committed to provide, contingent on completion of the Merger (as defined below), (1) a 364-day senior unsecured term loan facility in an aggregate principal amount of $4.4 billion (the “364-Day Tranche”) and (2) a two-year senior unsecured term loan facility in an aggregate principal amount of $4.4 billion (the “2-Year Tranche” and, together with the 364-Day Tranche, the “Term Loan Facilities”). On August 8, 2019, the conditions to funding of the Term Loan Facilities were satisfied and the loans thereunder were funded. The proceeds of the Term Loan Facilities were used by Occidental to partially finance the Merger and pay related fees and expenses.

Loans under the Term Loan Facilities will bear interest, at the option of Occidental, at either the Eurodollar Rate (determined in accordance with the Term Loan Agreement) or the Alternate Base Rate (determined in accordance with the Term Loan Agreement), in each case plus a per annum applicable rate that fluctuates (1) in the case of the 364-Day Tranche, between 50.0 basis points and 175.0 basis points, in the case of loans priced at the Eurodollar Rate, and between 0.0 basis points and 75.0 basis points, in the case of loans priced at the Alternate Base Rate, and (2) in the case of the 2-Year Tranche, between 62.5 basis points and 187.5 basis points, in the case of loans priced at the Eurodollar Rate, and between 0.0 basis points and 87.5 basis points, in the case of loans priced at the Alternative Base Rate, in each case, based upon the long-term unsecured senior, non-credit enhanced debt ratings of Occidental by Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of S&P Global Inc., subject to certain provisions taking into account potential differences in ratings issued by the relevant ratings agencies or a lack of ratings issued by such ratings agencies (the “Ratings”).

The Term Loan Agreement contains certain customary covenants and events of default, including a customary negative pledge and a covenant that Occidental will maintain, as of the last day of each fiscal quarter, a ratio not in excess of 0.65 to 1.00 of Total Debt to Total Capitalization (as such terms are defined in the Term Loan Agreement). If any of the events of default occur and are not cured within applicable grace periods or waived, any unpaid amounts under the Term Loan Agreement may be declared immediately due and payable.

Amended and Restated Revolving Credit Agreement

On June 3, 2019, Occidental entered into an Amended and Restated Credit Agreement (the “Revolving Credit Agreement” and, together with the Term Loan Agreement, the “Credit Agreements”, and the facility thereunder, the “Revolving Credit Facility”) with JPMorgan Chase Bank, N.A., as administrative agent, and certain financial institutions party thereto, as lenders. The Revolving Credit Agreement amended and restated Occidental’s previous revolving credit agreement and provided, among other things, for the commitments under the Revolving Credit Facility to be increased from an aggregate principal amount of $3.0 billion to $5.0 billion, contingent upon completion of the Merger. On August 8, 2019, the commitments under the Revolving Credit Facility were increased to $5.0 billion. As of August 8, 2019, Occidental had no borrowings outstanding under the Revolving Credit Facility.

Loans under the Revolving Credit Facility will mature on January 31, 2023 and will bear interest, at Occidental’s option, at either the Eurodollar Rate (determined in accordance with the Revolving Credit Agreement) or the Alternate Base Rate (determined in accordance with the Revolving Credit Agreement), in each case plus a per annum applicable rate that fluctuates between 46.0 basis points and 145.0 basis points, in the case of loans priced at the Eurodollar Rate, and between 0.0 basis points and 45.0 basis points, in the case of loans priced at the Alternate Base Rate, in each case, based upon Occidental’s Ratings.

The Revolving Credit Agreement contains certain customary covenants and events of default, including a customary negative pledge and a covenant that Occidental will maintain, as of the last day of each fiscal quarter, a ratio not in excess of 0.65 to 1.00 of Total Debt to Total Capitalization (as such terms are defined in the Revolving Credit Agreement). If any of the events of default occur and are not cured within applicable grace periods or waived, any unpaid amounts under the Revolving Credit Facility may be declared immediately due and payable.

Some of the lenders under the Credit Agreements and/or their affiliates have in the past performed, or currently perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for Occidental and its subsidiaries (including in connection with the Merger and the other transactions described in this Current Report on Form 8-K), for which they have received, or may in the future receive, customary compensation and expense reimbursement.

The foregoing summaries of the Credit Agreements do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Credit Agreements, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

At 10:41 a.m. Eastern time, on August 8, 2019, pursuant to the Agreement and Plan of Merger, dated as of May 9, 2019 (the “Merger Agreement”), by and among Occidental, Baseball Merger Sub 1, Inc., a Delaware corporation and an indirect, wholly owned subsidiary of Occidental prior to the Merger (“Merger Subsidiary”) and Anadarko Petroleum Corporation, a Delaware corporation (“Anadarko”), Merger Subsidiary merged with and into Anadarko, with Anadarko continuing as the surviving entity and as an indirect, wholly owned subsidiary of Occidental (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each outstanding share of Anadarko common stock, par value $0.10 per share (“Anadarko Common Stock”) (except as otherwise specified in the Merger Agreement), was converted into the right to receive $59.00 in cash (without interest) and 0.2934 of a share of Occidental common stock, par value $0.20 per share (“Occidental Common Stock”), plus cash in lieu of any fractional Occidental shares that otherwise would have been issued (the “Merger Consideration”). Occidental issued approximately 146,131,233 shares of Occidental Common Stock to former holders of Anadarko Common Stock, exclusive of approximately 1,419,190 shares to satisfy outstanding equity-based awards. Pursuant to the Merger Agreement, at the Effective Time, each outstanding in-the-money option to purchase shares of Anadarko Common Stock was converted into the right to receive the cash value of the Merger Consideration (equal to $59.00 plus 0.2934 times the closing share price of Occidental Common Stock on the last trading day prior to closing), less the applicable option exercise price. Each outstanding out-of-the-money option to purchase shares of Anadarko Common Stock was canceled for no consideration. Each Anadarko restricted stock unit award was converted, on the same terms and conditions of the original Anadarko equity award, into Occidental restricted cash/restricted stock unit awards based on the value of the Merger Consideration. Each Anadarko restricted stock award was converted, on the same terms and conditions of the original Anadarko equity award, into Occidental restricted cash/restricted stock awards based on the value of the Merger Consideration. Each Anadarko performance unit award vested at closing and was converted into the right to receive a cash amount equal to $76.00 per share, multiplied by 200% of the target number of shares covered by such performance unit awards. Each Anadarko director deferred share was converted into the right to receive the Merger Consideration.

Based on the closing price of $46.00 per share of Occidental Common Stock on the New York Stock Exchange on August 7, 2019, the aggregate implied value of the Merger Consideration paid to former holders of Anadarko Common Stock in connection with the Merger was approximately $36.1 billion, including approximately $6.7 billion in Occidental Common Stock and approximately $29.4 billion in cash.

Occidental financed the cash portion of the Merger Consideration with the proceeds of the following debt and equity financings: (1) the Berkshire Hathaway Investment (as defined below), (2) the Term Loan Facilities and (3) the issuance of senior unsecured notes in an aggregate principal amount of $13.0 billion.

Anadarko Common Stock, which traded under the symbol “APC”, is being delisted from the New York Stock Exchange (the “NYSE”) and will cease trading on the NYSE prior to the open of trading on August 9, 2019.

The foregoing description of the Merger Agreement contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to Occidental’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 10, 2019, and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Occidental, Anadarko or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement.

Item 3.03.  Material Modification to Rights of Security Holders.

The information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2019, at the Effective Time, Jennifer M. Kirk, then-current Vice President, Controller and Principal Accounting Officer, was appointed Senior Vice President, Integration. In connection therewith, at the Effective Time, Christopher O. Champion, 49, was appointed Vice President, Chief Accounting Officer and Controller of Occidental.

Prior to joining Occidental, Mr. Champion served as the Senior Vice President, Chief Accounting Officer and Controller of Anadarko, and was responsible for overseeing Anadarko’s accounting functions.  Mr. Champion has more than 27 years of experience in the accounting profession, having joined Anadarko in 2015 from KPMG LLP, where he served as the company’s national audit leader for oil and natural gas.  Prior to joining KPMG LLP, Mr. Champion worked at Arthur Andersen LLP.  Mr. Champion received his bachelor’s degree in business administration-accounting from the University of Texas at Austin.

Mr. Champion does not have any family relationships with any director, executive officer or person nominated or chosen to become a director or executive officer of Occidental, and there are no arrangements or understandings between Mr. Champion and any other person pursuant to which Mr. Champion was appointed as the Vice President, Chief Accounting Officer and Controller of Occidental.  There are no related party transactions involving Mr. Champion that are reportable under Item 404(a) of Regulation S-K.

Effective as of August 8, 2019, Occidental and Mr. Champion entered into a retention agreement (the “Retention Agreement”).  As an inducement to remain employed following the closing of the Merger, under the Retention Agreement, Mr. Champion will receive a retention payment of $316,666 on each of the six-month anniversary, 12-month anniversary and 18-month anniversary of the closing of the Merger, generally subject to continued employment with Occidental (except in the case of death, disability or involuntary termination without cause).  Under the Retention Agreement, Occidental assumed Anadarko’s obligations under the Key Employee Change of Control Contract between Anadarko and Mr. Champion, dated as of June 1, 2015; provided, however, Mr. Champion agreed to waive any severance payments thereunder in exchange for a bonus payable at closing of the Merger equal to $3,984,201.

Following the Merger, Mr. Champion will continue to have base salary, bonus targets and short-term and long-term incentive opportunities at least equal to those in effect immediately prior the Merger.  As an executive officer of Occidental, Mr. Champion will participate in the compensation programs described on pages 25-33 of Occidental’s Proxy Statement relating to its 2019 Annual Meeting of Stockholders, as filed with the SEC on March 28, 2019 (which description is incorporated herein by reference).

The foregoing description of the Retention Agreement is a summary of its material terms, does not purport to be complete and is qualified in its entirety by reference to the Retention Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 8, 2019, Occidental filed with the Secretary of State of the State of Delaware a Certificate of Designations (the “Certificate of Designations”) for the purposes of amending its Restated Certificate of Incorporation to establish the terms of Occidental’s Cumulative Perpetual Preferred Stock, Series A (the “Preferred Stock”), having a face value of $100,000 per share. The terms of the Preferred Stock are more fully described in Item 8.01 of Occidental’s Current Report on Form 8-K filed with the SEC on May 3, 2019, which is incorporated by reference herein, and in the Certificate of Designations attached hereto as Exhibit 3.1, which is incorporated by reference herein.

Item 8.01.  Other Events.

On August 8, 2019, Occidental issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On August 8, 2019, Occidental closed the previously announced sale to Berkshire Hathaway Inc. and certain of its subsidiaries of (1) 100,000 shares of Preferred Stock and (2) a warrant (the “Warrant”) to purchase 80,000,000 shares of Occidental Common Stock, for an aggregate purchase price of $10.0 billion in cash (the “Berkshire Hathaway Investment”). The terms of the Warrant are more fully described in Item 8.01 of Occidental’s Current Report on Form 8-K filed with the SEC on May 3, 2019, which is incorporated by reference herein, and in the form of Warrant filed as Annex B to Exhibit 10.1 to such Current Report, which is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

2.1
Agreement and Plan of Merger, dated as of May 9, 2019, among Occidental Petroleum Corporation, Baseball Merger Sub 1, Inc. and Anadarko Petroleum Corporation (incorporated by reference to Exhibit 2.1 to Occidental Petroleum Corporation’s Current Report on Form 8-K filed on May 10, 2019).*

3.1	Certificate of Designations with respect to the Cumulative Perpetual Preferred Stock, Series A.

4.1
Warrant to purchase 80,000,000 shares of common stock (form of Warrant incorporated by reference to Annex B to Exhibit 10.1 of Occidental Petroleum Corporation’s Current Report on Form 8-K filed on May 3, 2019).

10.1	Term Loan Agreement, dated as of June 3, 2019, among Occidental Petroleum Corporation, the lenders party thereto and Citibank, N.A., as Administrative Agent.*

10.2	Amended and Restated Revolving Credit Agreement, dated as of June 3, 2019, among Occidental Petroleum Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.*

10.3	Retention Agreement with Christopher O. Champion.*

99.1	Press Release, dated August 8, 2019, issued by Occidental Petroleum Corporation.

* Exhibits and/or schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. Occidental Petroleum Corporation agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION

By:	/s/ Nicole E. Clark
	Name:	Nicole E. Clark
	Title:	Vice President, Associate General Counsel and Corporate Secretary

Date:  August 8, 2019